UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 23, 2015

BBX CAPITAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Florida	001-13133	65-0507804
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

401 East Las Olas Boulevard, Suite 800,
Fort Lauderdale, Florida33301
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (954) 940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The Board of Directors (the “Board”) of BBX Capital Corporation (the “Company”) has delayed the “Distribution Date” under the Rights Agreement, dated as of February 7, 2013 and as amended (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, that arises solely by virtue of the lapse of time following the commencement by BFC Financial Corporation of its tender offer until such time as the Board shall designate by subsequent action by the Board. The Rights Agreement was filed with the United States Securities and Exchange Commission (the “SEC”) as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2013 and Amendment No. 1 to the Rights Agreement was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2013.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX Capital Corporation

Date: March 24, 2015	By: /s/ Raymond Lopez
Name: Raymond Lopez
Title: Chief Financial officer